Exhibit 10(h)
SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made and entered into between TXU Electric Delivery Company (“Electric Delivery”) and the Steering Committee of Cities Served by TXU Electric Delivery Company on behalf of all cities listed on Exhibit A to this Agreement (“Cities”), hereinafter referred to jointly herein as “Signatories.”

WHEREAS, the city councils of 23 cities who are members of Cities passed resolutions in 2004 requiring Electric Delivery to file with those cities information that demonstrates good cause for showing that Electric Delivery’s transmission and distribution rates should not be reduced (hereinafter referred to as “Show Cause Actions”);

WHEREAS, other cities who are members of Cities are contemplating initiating similar Show Cause Actions against Electric Delivery;

WHEREAS, Cities and Electric Delivery desire to resolve all outstanding issues related to the existing and potential Show Cause Actions and other regulatory issues; and

WHEREAS, after extensive negotiations, Cities and Electric Delivery have reached a compromise and settlement to resolve those issues.

NOW, THEREFORE, the Signatories, through their undersigned representatives, hereby agree to the following:

1.  Electric Delivery agrees to propose and support in its next system-wide rate case or city rate inquiry one or more municipal rates, each without a demand ratchet, that together will cover all municipal accounts, including a street lighting rate and municipal pumping rate that will be lower than they otherwise would be. Cities agree to provide to Electric Delivery any information needed to design the rates described in this paragraph.

2.     Electric Delivery agrees to file a system-wide rate case at the Public Utility Commission of Texas (“PUC”) no later than July 1, 2006, based on a test year ending December 31, 2005 unless Cities and Electric Delivery mutually agree that such a filing is unnecessary. For those cities that do not have a City Council meeting in July, 2006, Electric Delivery will extend its effective date to accomplish suspension by August 31, 2006. However, if Electric Delivery files a system-wide rate case at the PUC on or before June 1, 2006, then Electric Delivery will not extend its effective date.

3.     Cities agree that Electric Delivery is not required to respond to any pending Show Cause Action initiated by any city listed on Exhibit A to this Agreement prior to July 1, 2006. Cities further agree to abate or dismiss all pending Show Cause Actions, not to pursue any abated Show Cause Actions, and not to initiate similar actions before July 1, 2006, provided the provisions of this Settlement Agreement are honored. Cities agree not to intervene in, or participate in any manner in, any show cause action initiated at the PUC or in any other jurisdiction prior to the proceeding described in paragraph 2, or in any appeals of such show cause actions, except as necessary to protect the tariff or tariff-efforts associated with paragraph 1 or to protect the city or its residents from being prejudiced in any show cause action pending on appeal at the PUC. If Cities intervene in a show cause action pending on appeal at the PUC, then Cities agree not to take any position in that proceeding that is inconsistent with its obligations under this Settlement Agreement.

4.     In consideration for Cities’ obligations under this Agreement, Electric Delivery agrees to make a cash payment of $8.5 million to Cities by the later of March 31, 2005 or two weeks after receiving notice from Cities that (1) all cities listed on Exhibit B to this Settlement Agreement have abated or dismissed show cause actions pending against Electric Delivery, and (2) each city on Exhibit C to this Settlement Agreement has passed a resolution ratifiying this Settlement Agreement or provided to Cities a letter in substantially the same form as Exhibit D to this Settlement Agreement that has been signed by an authorized representative of the city. Starting March 31, 2006, and each March 31st thereafter, Electric Delivery will make an annual cash payment of $8 million to Cities. Electric Delivery’s obligation to make this payment ceases on the date upon which Cities fail to comply with their obligations under this Agreement or the date upon which the tariffs approved in Electric Delivery’s next system-wide rate case at the PUC or in a city rate inquiry become effective on a temporary or permanent basis (“Termination Date”); provided, however, in the year the new tariffs become effective, the annual payment shall be prorated until the Termination Date.

5.     Electric Delivery agrees to work with Cities to improve the timeliness of streetlight maintenance and to develop a process so that every city-owned and Electric Delivery-owned street light is assigned an identifiable geographic location. Signatories agree to establish a task force of senior employees that will develop, by June 30, 2005, the process and planned rollout for the street light assignment project. Electric Delivery also agrees to provide to Cities a specific contact person (or persons) within Electric Delivery who will be responsible for handling all unresolved Cities’ requests with respect to streetlights, including, but not limited to, billing, maintenance, installation, removal, and account initiation and closure. Signatories agree to diligently pursue resolution of the issues discussed in this paragraph; however, failure to reach an agreement with respect to these issues will not constitute a breach of this Settlement Agreement by either Cities or Electric Delivery.

6.     Electric Delivery agrees to work with Cities to establish improved communication, coordination, and timing of construction concerning relocations of Electric Delivery’s facilities in public right of way. Signatories agree to establish a task force of senior employees that will develop, by June 30, 2005, the process and planned rollout of an improved relocation process. Signatories agree to diligently pursue resolution of the issues discussed in this paragraph; however, failure to reach an agreement with respect to these issues will not constitute a breach of this Settlement Agreement by either Cities or Electric Delivery.

7.     Electric Delivery agrees to discuss with Cities the payment of franchise fees on a quarterly basis regardless of whether the basis for a quarterly payment is historic or prospective and the standardization of a franchise renewal process that permits transition from a prospective basis to a historic basis where the franchise is up for renewal. Signatories agree to diligently pursue discussion of the issues discussed in this paragraph; however, failure to reach a resolution of these issues will not constitute a breach of this Settlement Agreement by either Cities or Electric Delivery.

8.     Electric Delivery agrees to negotiate with Cities, and Cities agree to approve, a tariff that permits Cities to request undergrounding of new or existing distribution facilities. The tariff shall ensure full cost recovery by Electric Delivery through a surcharge in the requesting city in the event that no third party is required by Electric Delivery’s tariff, or applicable city ordinance, to pay for undergrounding costs. That tariff will also allow Cities to request undergrounding of transmission lines to the extent Electric Delivery determines that (a) such undergrounding is feasible, (b) such undergrounding is consistent with the PUC’s Substantive Rules and ERCOT’s requirements, and (c) Electric Delivery can recover the costs of such undergrounding through a surcharge in the requesting city. Electric Delivery will not be obligated to file the tariff for city approval until after the expiration of the Price to Beat or the modification of the Price to Beat in a manner that allows pass through of tariff charges to the ultimate consumer.

9.     Electric Delivery agrees to provide quarterly updates to representatives designated by Cities and their consultants concerning Electric Delivery’s capital expenditure projects and affiliate transactions, the creation and regulatory treatment of a Pension and Health Benefits Reserve for Electric Delivery, possible workable parameters for performance based rates for Electric Delivery, and other topics as agreed upon by the Signatories. Electric Delivery will work with Cities to provide information requested by Cities concerning those topics.

10.     Electric Delivery shall pay up to $10,000 per month in regulatory expenses directly to Cities’ consultants, after receipt of appropriate documentation and invoices, provided said expenses may be deferred for recovery. Cities agree to support recovery of such costs in Electric Delivery’s next rate case. Should recovery be denied by the PUC, then the payments will immediately cease.

11.     Electric Delivery agrees to work with Cities to establish better communications between the Cities and Electric Delivery with respect to access to city meters for monthly reading. Each city shall provide in writing, by March 31, 2005, a contact person for inaccessible meters for city accounts, and shall promptly notify Electric Delivery of any change in the contact person. In months where a meter reader is unable to gain access to the premises to read the meter on regular meter reading trips, or in months when meters are not read, Electric Delivery agrees to provide the customer with a postcard and request the customer to read the meter and return the card to Electric Delivery. If the postcard is not received by Electric Delivery in time for billing, Electric Delivery may estimate the meter reading and issue a bill. Electric Delivery agrees that all municipal meters will be read at least once every three months by it or by the respective city. The failure of a city to designate a contact person for inaccessible meters affects only that city and does not adversely impact any other city or mitigate responsibilities and benefits otherwise inherent to this Agreement.

12.     Electric Delivery agrees to reimburse Cities for the expenses incurred related to the Show Cause Actions in an amount not to exceed $100,000 after receipt of appropriate documentation and invoices, and Cities agree that those costs can be deferred for recovery in its next rate case and agree to support deferral and recovery in that case. Notwithstanding any provisions in existing applicable franchise agreements to the contrary, Electric Delivery agrees to reimburse Cities for reasonable and necessary expenses incurred in Electric Delivery’s next rate case in an amount not to exceed $2,000,000. The rate case expense reimbursements will be made monthly, beginning with the first month after the consultants are hired. Cities further agree not to contest the recovery of Cities’ rate case expenses and Electric Delivery’s reasonable and necessary rate case expenses in Electric Delivery’s next rate case. Electric Delivery further agrees to pay, and Cities agrees to accept, $150,000 in settlement of all previously disputed regulatory expenses. Electric Delivery will not seek reimbursement of that $150,000 amount in Electric Delivery’s rates.

13.     Electric Delivery agrees that, in franchise negotiations, it will not seek to extend the prohibition on reimbursement of municipal rate case expenses beyond June 2008.

14.     Electric Delivery agrees that if the 2005 Texas Legislature considers the implementation of a nodal pricing system in ERCOT, then Electric Delivery will provide information to the Legislature concerning the importance of a vibrant electric transmission system and the benefits of the expansion of transmission facilities in helping to reduce congestion costs.

15.     Signatories acknowledge that Electric Delivery intends to offer certain terms of this Settlement Agreement to cities served by Electric Delivery that are not listed on Exhibit A (“Negotiations”). Electric Delivery agrees that all cities listed on Exhibit A are entitled to Most Favored Nations protection during those Negotiations and that any benefits that Electric Delivery agrees to provide to any city during those Negotiations that are not already included in this Settlement Agreement will be offered to all cities listed on Exhibit A. Cities acknowledge and agree that to receive any additional benefits from Electric Delivery, additional consideration from Cities to Electric Delivery may be required.

16.     The Signatories agree that the amounts paid by Electric Delivery to Cities pursuant to paragraphs 4, 10, and 12 of this Agreement are paid solely in consideration for Cities’ abatement or dismissal of, and forbearance from filing or pursuing, Show Cause Actions against Electric Delivery and Cities’ agreement to abide by the terms of this Agreement, and to reimburse Cities’ expenses associated with the Show Cause Actions and other regulatory proceedings. To the extent that the amounts paid may be in excess of Cities’ expenses, the excess is paid solely in order to settle the matters that are the subject of this Agreement. Signatories recognize and agree that the payments specified in this Agreement are not a rate reduction, refund, rebate, discount, preference or privilege of any kind for services provided by Electric Delivery or any of its affiliates or predecessors in interest under any tariff, whether in the past, now, or in the future. As such, the provision of electric delivery service to Cities by Electric Delivery or any affiliate or predecessor has been and will continue to be governed solely by the rates, terms, and conditions of the applicable tariffs.

17.     Cities agree that for a ten-day period following the date this Settlement Agreement is executed, neither Cities nor the cities listed on Exhibit A will make any public statements or take any public action concerning the existence of a settlement or the terms of the Settlement Agreement.

18.     This Agreement shall become effective only upon the execution of this Agreement and the entry of resolutions or orders abating or dismissing the Show Cause Actions.

19.     Each person executing this Agreement represents that he or she is authorized to sign this Agreement on behalf of the party represented.

20.     The Signatories expressly acknowledge and agree that oral and written statements made by any party or its representative during the course of the settlement negotiations that led to this Agreement cannot be used or portrayed as an admission or concession of any sort and shall not be admissible as evidence in any proceeding in any forum.

Executed on this the ____ day of February, 2005, by the Signatories hereto, by and through their undersigned duly authorized representatives.

TXU Electric Delivery Company	Steering Committee of Cities Served by TXU Electric Delivery Company on behalf of all cities listed on Exhibit A to this Agreement
_________________________________	_________________________________

Exhibit A

City of Addison
City of Allen
City of Alvarado
City of Andrews
City of Archer City
City of Arlington
City of Belton
City of Benbrook
City of Big Spring
City of Breckenridge
City of Bridgeport
City of Brownwood
City of Buffalo
City of Burkburnett
City of Burleson
City of Caddo Mills
City of Cameron
City of Canton
City of Carrollton
City of Celina
City of Centerville
City of Cleburne
City of Colleyville
City of Collinsville
City of Comanche
City of Corinth
City of Crowley
City of Dallas
City of Dalworthington Gardens
City of DeLeon
City of Denison
City of Early
City of Eastland
City of Edgecliff Village
City of Euless
City of Farmers Branch
City of Flower Mound
City of Forest Hill
City of Fort Worth
City of Frisco
City of Frost
City of Glenn Heights
City of Grand Prairie
City of Granger
City of Grapevine
City of Gunter
City of Harker Heights
City of Heath
City of Henrietta
City of Hewitt
City of Highland Park
City of Honey Grove
City of Howe
City of Hurst
City of Hutto
City of Irving
City of Jolly
City of Josephine
City of Justin
City of Kaufman
City of Keller
City of Kerens
City of Lakeside
City of Lamesa
City of Lindale
City of Little River Academy
City of Luella
City of Malakoff
City of Mansfield
City of McKinney
City of Midland
City of Milford
City of Murphy
City of Murchison
City of New Chapel Hill
City of North Richland Hills
City of O’Donnell
City of Oak Leaf
City of Oak Point
City of Odessa
City of Ovilla
City of Palestine
City of Pantego
City of Paris
City of Plano
City of Ranger
City of Rhome
City of Richardson
City of Richland Hills
City of Roanoke
City of Robinson
City of Rockwall
City of Rosser
City of Rowlett
City of Sherman
City of Snyder
City of Southlake
City of Sulphur Springs
City of Sunnyvale
City of Sweetwater
City of Temple
City of The Colony
City of Tyler
City of University Park
City of Venus
City of Waco
City of Watauga
City of White Settlement
City of Wichita Falls
City of Woodway

                                                    Exhibit B

City of Arlington
City of Benbrook
City of Brownwood
City of Burleson
City of Carrollton
City of Dallas
City of Dalworthington Gardens
City of Denison
City of Ft. Worth
City of Harker Heights
City of Heath
City of Pantego
City of Plano
City of Richland Hills
City of Robinson
City of Rockwall
City of Snyder
City of Sulphur Springs
City of The Colony
City of Woodway

Exhibit C

City of Addison
City of Allen
City of Andrews
City of Archer City
City of Belton
City of Big Spring
City of Breckenridge
City of Bridgeport
City of Burkburnett
City of Celina
City of Cleburne
City of Colleyville
City of DeLeon
City of Early
City of Eastland
City of Euless
City of Farmers Branch
City of Flower Mound
City of Forest Hill
City of Frisco
City of Glenn Heights
City of Grand Prairie
City of Grapevine
City of Henrietta
City of Highland Park
City of Howe
City of Hurst
City of Irving
City of Keller
City of Lakeside
City of Lamesa
City of Lindale
City of Little River Academy
City of Mansfield
City of McKinney
City of Midland
City of Murphy
City of North Richland Hills
City of Oak Point
City of O'Donnell
City of Odessa
City of Palestine
City of Paris
City of Richardson
City of Roanoke
City of Rowlett
City of Sherman
City of Southlake
City of Sunnyvale
City of Sweetwater
City of Temple
City of Tyler
City of University Park
City of Waco
City of Watauga
City of White Settlement
City of Wichita Falls

Exhibit D

February 21, 2005

Mr. Geoffrey Gay
Suite 1800
111 Congress Avenue
Austin, TX 78701

RE:	Settlement Agreement between Steering Committee of Cities Served by TXU Electric Delivery and TXU Electric Delivery Company

Dear Mr. Gay:

I hereby acknowledge that the Steering Committee of Cities Served by TXU Electric Delivery has the authority to act on behalf of the City of __________________ in the negotiation and execution of a settlement agreement with TXU Electric Delivery Company.

I also represent that I am duly authorized by the City of ________________ to sign this letter.

Sincerely,

[Name]
[Position]